UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2005

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURE

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02. Termination of a Material Definitive Agreement.

     On April 18, 2005, Visteon Corporation (the “Company”) terminated the “at-will” employment of James C. Orchard, Executive Vice President and President, North America of the Company, effective May 1, 2005. This termination entitles Mr. Orchard to certain severance benefits under the Visteon Executive Severance Plan (the “Severance Plan”). These benefits include a cash payment equal to $635,000, the continuation of health and welfare benefits under COBRA for up to one year following his termination, the payment of the unexpended value of his flexible perquisites account, the provision of outplacement services for up to six months, the pro ration of restricted stock and restricted stock unit awards granted more than 180 days prior to date of termination, and the continued exercisability of vested stock options for up to one year following termination. Mr. Orchard and the Company are expected to enter into a release and waiver of claims agreement as required by the Severance Plan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: April 20, 2005	By:	/s/ James F. Palmer
James F. Palmer
Executive Vice President and Chief Financial Officer